Exhibit 99.14

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to (i) the use of our opinion letter dated, March 17, 2008, to the Board of Directors of NYMEX Holdings Inc. (the “Company”) attached as an Annex to CME Group Inc.’s Joint Proxy Statement/Prospectus on Form S-4 (the “Prospectus”) relating to the proposed business combination transaction between the Company and CME Group, Inc., and (ii) the references to such opinion and our firm in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, and we do not thereby admit that we are experts with respect to any part of the Prospectus or of the Registration Statement of which the Prospectus forms a part, under the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the SEC thereunder.

/s/    Sandler O’Neill & Partners, L.P.

Sandler O’Neill & Partners, L.P.

New York, New York

June 9, 2008